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                                                         EXHIBIT 23.1
                                                         ------------

                        INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-48364, 333-38420, 333-31696, 333-93117,
333-92327, 333-11294, 333-88421, 333-39553 and 333-106742) of our report dated February 20, 2004 (with respect to Note 17, March 1, 2004, with respect to the reverse stock split, April 5, 2004) on our audits of the consolidated financial statements of Applied Digital Solutions, Inc. and subsidiaries as of December 31, 2003 and 2002 and for each of the years in the two-year period ended December 31, 2003, and related financial statement schedules included in the Annual Report on Form 10-K, as amended.

Eisner LLP

New York, New York
May 20, 2004